Exhibit 99.1

Tier Technologies, Inc.

10780 Parkridge Blvd., Suite 400

Reston, VA 20191

CONTACT:

Matt Brusch, Director of Communications

mbrusch@tier.com

(571) 382-1048

Tier Technologies Files Fiscal 2006 First Quarter Form 10-Q

RESTON, Va., November 7, 2006 – Tier Technologies, Inc. (OTC: TIER), today announced that it has filed its Quarterly Report on Form 10-Q for the fiscal year 2006 first quarter ended December 31, 2005.

On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed. Subsequently, Tier did not file timely reports on Form 10-Q for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006.

Tier filed its amended fiscal year 2004 Form 10-K/A on October 25, 2006, and its fiscal year 2005 Form 10-K on October 27, 2006.

Net revenues for the fiscal year 2006 first quarter were $39.9 million, an increase of 26% as compared to net revenues of $31.8 million for the restated fiscal year 2005 first quarter.

Net income per diluted share was $0.09 for the fiscal year 2006 first quarter, as compared to a net loss per diluted share of ($0.04) for the restated fiscal year 2005 first quarter.

Cash, cash equivalents and investments on December 31, 2005 totaled $64.6 million, representing an increase of approximately $0.3 million as compared to $64.3 million on September 30, 2005. The Company has no short-term or long-term debt.

Tier anticipates completing and filing all outstanding SEC filings, including all fiscal year 2005 and all remaining 2006 Quarterly Reports on Form 10-Q over the next several weeks. Tier expects to timely file its fiscal year 2006 Form 10-K and will announce an investor conference call at that time to discuss its fiscal year 2006 and historical financial results.

At the appropriate time, Tier expects to file an application seeking to relist its common stock on the Nasdaq Stock Market.

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions. Headquartered in Reston, Virginia, Tier’s clients include more than 2,200 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad. Tier provides information technology solutions and, through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality. For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company’s restatement process on its financial results; uncertainties surrounding the restatement process, including the predictions for timing of filing; the impact of governmental investigations; risks that the Company’s independent auditors might have audit adjustments that result in additional delay; and risks that the Company’s inability to complete the restatement of its financial statements will impact operations. For a discussion of the factors which may cause our actual events or results to differ from those projected, please refer to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2005 filed today with the SEC.

(Financial tables follow)

TIER TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2005	September 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,799	$27,843
Investments in marketable securities	46,832	36,493
Accounts receivable, net	23,432	19,449
Unbilled receivables	3,867	3,094
Prepaid expenses and other current assets	3,150	3,680

Total current assets	95,080	90,559
Property, equipment and software, net	13,653	13,501
Long-term accounts receivable	1,437	1,560
Goodwill	37,567	37,567
Other intangible assets, net	25,080	26,147
Restricted investments	3,351	3,335
Investment in unconsolidated affiliate	3,630	3,590
Other assets	580	483

Total assets	$180,378	$176,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,433	$1,902
Income taxes payable	7,021	7,113
Accrued compensation liabilities	5,492	5,139
Accrued subcontractor expenses	2,886	3,226
Other accrued liabilities	9,664	7,738
Deferred income	7,895	7,795
Other current liabilities	84	98
Total current liabilities	34,475	33,011
Other liabilities	2,129	2,192

Total liabilities	36,604	35,203

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued or outstanding	—	—
Common stock and paid-in capital–Shares authorized:
44,260 and 44,260; shares issued: 20,375 and 20,374; shares outstanding: 19,491 and 19,490	182,549	182,066
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Notes receivable from related parties	(4,065)	(3,998)
Accumulated other comprehensive loss	(101)	(111)
Accumulated deficit	(25,925)	(27,734)

Total shareholders’ equity	143,774	141,539

Total liabilities and shareholders’ equity	$180,378	$176,742

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended
	December 31,
		2004
(in thousands, except per share data)	2005	(As restated)

Revenues	$39,882	$31,760
Costs and expenses:
Direct costs	27,896	21,922
General and administrative	6,923	6,542
Selling and marketing	2,580	2,668
Depreciation and amortization	1,319	1,548

Total costs and expenses	38,718	32,680

Income (loss) before other income (loss) and income taxes	1,164	(920)

Other income (loss):
Equity in net income (loss) of unconsolidated affiliate	59	(95)
Interest income, net	591	295

Total other income	650	200

Income (loss) before income taxes	1,814	(720)
Provision for income taxes	5	—

Net income (loss)	$1,809	$(720)

Basic and diluted earnings (loss) per share	$0.09	$(0.04)
Weighted average common shares used in computing:
Basic earnings (loss) per share	19,490	19,447
Diluted earnings (loss) per share	19,627	19,447

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended December 31,
		2004
(in thousands)	2005	(As restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,809	$(720)

Non-cash items included in net income (loss):
Depreciation and amortization	2,262	2,185
Loss on retirement of equipment and software	7	21
Provision for doubtful accounts	342	(208)
Equity net (income) loss of unconsolidated affiliate	(59)	95
Share-based compensation	407	—

Net effect of changes in assets and liabilities:
Accounts receivable	(4,975)	(1,679)
Prepaid expenses and other assets	433	336
Accounts payable and accrued liabilities	1,380	802
Income taxes payable	(92)	—
Deferred income	100	453

Cash provided by operating activities	1,614	1,285
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(31,650)	(20,448)
Sales and maturities of marketable securities	21,326	14,679
Restricted securities	—	(19)
Purchase of equipment and software	(1,316)	(3,020)
Investment in unconsolidated affiliate	—	(3,817)
Other investing activities	(1)	(295)

Cash used in investing activities	(11,641)	(12,920)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	9	162
Capital lease obligations and other financing arrangements	(7)	(52)

Cash provided by financing activities	2	110
Effect of exchange rate changes on cash	(19)	70

Net decrease in cash and cash equivalents	(10,044)	(11,455)
Cash and cash equivalents at beginning of period	27,843	28,495

Cash and cash equivalents at end of period	$17,799	$17,040

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$4	$7
Income taxes paid (refunded), net	$61	$(134)
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Equipment acquired under capital lease obligations and other financing arrangements	$—	$40